                                                                      Exhibit 11

                   COMPUTATION OF EARNINGS PER COMMON SHARE
          (Dollars and shares in thousands except per share amounts)

                                                                                      FIRST QUARTER
                                                                                   Thirteen Weeks Ended
                                                                                  March            April
                                                                                 30, 1996         1, 1995
                                                                               ------------     -----------
PRIMARY EARNINGS (LOSS) PER COMMON SHARE

  NET EARNINGS (LOSS) APPLICABLE TO COMMON STOCK
     Net earnings (loss)                                                      $      (4,375)         9,096
     ESOP dividend requirements
          Preferred stock dividends declared                                           (592)          (610)
          Tax benefit on dividends - unallocated shares                                  96            120
                                                                               -------------    -----------
     Net earnings (loss) applicable to common stock                           $      (4,871)         8,606
                                                                               -------------    -----------

  WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND EQUIVALENTS OUTSTANDING
     Weighted average number of common shares outstanding                            14,757         14,656
     Common stock equivalents:
          Stock options, assuming exercised at average market price                       - *           96
                                                                               -------------    -----------
     Weighted average number of common shares and equivalents outstanding            14,757         14,752
                                                                               -------------    -----------

  PRIMARY EARNINGS (LOSS) PER COMMON SHARE                                    $       (0.33)          0.58
                                                                               =============    ===========


FULLY DILUTED EARNINGS (LOSS) PER COMMON SHARE

  NET EARNINGS (LOSS) APPLICABLE TO COMMON STOCK
     Net earnings (loss)                                                      $           -          9,096
     Incremental cash contribution to the ESOP assuming conversion
          of preferred stock to common                                                    -           (229)
     Tax benefit on the incremental cash contribution                                     -             80
                                                                               -------------    -----------
     Net earnings (loss) applicable to common stock                           $           -          8,947
                                                                               -------------    -----------

  WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND EQUIVALENTS OUTSTANDING
     Weighted average number of common shares outstanding                                 -         14,656
     Common stock equivalents:
          Stock options, assuming exercised at greater of ending or average
            market price                                                                  -            141
          Series B ESOP preferred stock                                                   -          1,528
                                                                               -------------    -----------
     Weighted average number of common shares and equivalents outstanding                 -         16,325
                                                                               -------------    -----------

  FULLY DILUTED EARNINGS (LOSS) PER COMMON SHARE                              $       (0.33)**        0.55
                                                                               =============    ===========

  * Not applicable because it would result in an anti-dilutive calculation. ** Fully diluted calculation is not presented because it is anti-dilutive.


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